UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2024

American Strategic Investment Co.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39448	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

222 Bellevue Ave, Newport, Rhode Island 02840
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	NYC	New York Stock Exchange
Class A Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Joseph Marnikovic

On January 31, 2024, Joseph Marnikovic notified the board of directors (the “Board”) of American Strategic Investment Co. (the “Company”) that he intends to retire and therefore resign from his position as Chief Financial Officer and Treasurer of the Company (Principal Accounting Officer and Principal Financial Officer). Mr. Marnikovic also intends to retire from his position as Chief Financial Officer of AR Global Investments, LLC (“AR Global”), which controls New York City Advisors, LLC, the Company’s advisor, and New York City Properties, LLC, the Company's property manager. Mr. Marnikovic’s resignations will be effective on March 29, 2024, after the Company files its Annual Report on Form 10-K for the year ended December 31, 2023. Prior to such time, Mr. Marnikovic will remain Chief Financial Officer and Treasurer of the Company to assist with the transition process. Mr. Marnikovic’s resignation is not the result of any disagreement with the Company or AR Global.

In connection with Mr. Marnikovic’s retirement, the Board approved amendments to certain award agreements by and between the Company and Mr. Marnikovic to accelerate the vesting of all unvested restricted shares granted to Mr. Marnikovic for service as the Company’s Chief Financial Officer under the Company’s 2020 Omnibus Incentive Compensation Plan such that all such shares will vest upon the effectiveness of Mr. Marnikovic’s retirement.

Appointment of Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

On February 2, 2024, the Board appointed Mr. Michael LeSanto, the Company’s Chief Accounting Officer, as the Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer) and Treasurer of the Company, effective on the effectiveness of Mr. Marnikovic’s resignation.

Mr. LeSanto, 38, joined the Company in 2020 as senior portfolio controller and was part of the Company as it transitioned from New York City REIT to American Strategic Investment Company. From 2021 through 2024 he served as the Company’s Chief Accounting Officer. He has served in a number of senior financial roles prior to joining the Company. From 2018 through 2020 he was Director and Corporate Controller of The Predictive Index. Prior to that role he served as the Controller of Viral Gains from 2016 through 2018. From 2013 through 2016 he served as VP of Finance, North America for David Wood and Associates in San Francisco. Mr. LeSanto has a background in public accounting, working for regional firms and most recently at RSM US. He has worked in both publicly traded and private companies and has been a strategic partner in early stage start-ups as well as private equity backed organizations. He has been part of numerous capital raises from Series A through growth stage. Mr. LeSanto earned his Bachelors of Science in Accounting from Bentley University and his Masters in Accounting from McCallum Graduate School at Bentley University.

There are no family relationships between Mr. LeSanto and any director or executive officer of the Company, there are no arrangements or understandings between Mr. LeSanto and any other persons or entities pursuant to which Mr. LeSanto was appointed as the Company’s Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer). Since the beginning of Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which Mr. LeSanto had or will have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Strategic Investment Co.

Date: February 2, 2024	By:	/s/ Michael Anderson
Michael Anderson
Chief Executive Officer